Exhibit 16

DELOITTE & TOUCHE LLP LETTERHEAD

September 20, 1995

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of NBD Bancorp, Inc. dated September 18, 1995.

Yours truly,



/s/ Deloitte & Touche LLP